UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 30, 2014
XL GROUP
Public Limited Company
(Exact name of registrant as specified in its charter)

Ireland	1-10804	98-0665416
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

XL House, 8 St. Stephen's Green, Dublin, Ireland	2
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: +353 (1) 400-5500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry Into a Material Definitive Agreement.

On May 30, 2014, in connection with the previously announced sale of 100% of the common shares of XL Life Reinsurance (SAC) Ltd (“XLLR”), a wholly owned subsidiary of XL Group plc (the “Company”), to GreyCastle Holdings Ltd., each of Company’s wholly owned subsidiaries, XL Re Ltd (“XL Re”), the registered UK branch of XL Re (“XL Re (UK Branch)”) and XL Re Europe SE (together with XL Re and XL Re (UK Branch), the “Ceding Companies”), entered into separate 100% quota share reinsurance agreements (the “Retrocession Agreements”) with XLLR’s segregated account XL-1 (the “Retrocessionaire”) pursuant to which the Retrocessionaire has reinsured a substantial portion of the life reserves of each of the Ceding Companies.

A summary of the material terms of the Retrocession Agreements can be found in the section entitled “Retrocession Agreements” of Item 1.01 of XL Group plc’s Current Report on Form 8-K, filed on May 1, 2014, which is incorporated herein by reference.

Item 8.01.    Other Events.

On June 2, 2014, the Company issued a press release announcing that its wholly owned subsidiary, XL Insurance (Bermuda) Ltd, had completed its previously announced sale of XLLR to GreyCastle Holdings Ltd. The full text of the press release is attached hereto as Exhibit 99.1 and incorporated in its entirety herein by reference.

Item 9.01.    Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
99.1	Press Release (“XL Group Announces Completion of Previously Announced Life Reinsurance Transaction”) dated June 2, 2014.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
XL Group plc
(Registrant)

Date: June 3, 2014	By:	/s/ Kirstin Gould
Kirstin Gould General Counsel and Secretary